Press Release
Contact:
David R. Papritz
Chief Financial Officer
First Business Financial Services, Inc.
608-232-5970
dpapritz@firstbusiness.com

First Business Announces Quarterly Dividend of $0.21
MADISON, WI – November 3, 2014 – First Business Financial Services, Inc. (“First Business”) (NASDAQ: FBIZ) announced its board of directors has declared a quarterly cash dividend on its common stock of $0.21 per share. The 2014 annualized dividend amount is $0.84 per share. This regular cash dividend is payable on November 24, 2014 to shareholders of record at the close of business on November 13, 2014.

Corey Chambas, President & Chief Executive Officer, stated, “With our acquisition of Alterra Bank we begin the next chapter of First Business. We are pleased to maintain the dividend rate of $0.21 per share which will be paid to all shareholders including our newest shareholders who received First Business shares as partial consideration in the Alterra transaction. We believe our earnings and capital position give us the ability to support this dividend level going forward even as we continue our strategic growth initiatives with the goal of increasing shareholder value.”

About First Business Financial Services, Inc.
First Business Financial Services, Inc. (NASDAQ: FBIZ) is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2013 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.
The First Business Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=25434
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